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                             CERTIFICATE OF TRUST OF
                        AMERICAN EQUITY CAPITAL TRUST III

             This Certificate of Trust of American Equity Capital Trust III (the "Trust"), dated November 6, 2001, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Sections3801 et seq.).

             1. Name. The name of the business trust formed hereby is American Equity Capital Trust III.

             2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is:
First Union Trust Company, National Association, One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801.

             3. Effective Date. This Certificate of Trust shall be effective as of November 6, 2001

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               IN WITNESS WHEREOF, the undersigned, being the trustees of the
Trust, have executed this Certificate of Trust as of the date first above written.

                                DEBRA J. RICHARDSON, not in her
                                individual capacity but solely as Trustee

                                /s/ DEBRA J. RICHARDSON
                                -----------------------------------------------

                                WENDY L. CARLSON, not in her
                                individual capacity but solely as Trustee

                                /s/ WENDY L. CARLSON
                                -----------------------------------------------

                                FIRST UNION TRUST COMPANY,
                                NATIONAL ASSOCIATION,
                                not in its individual capacity but solely as Trustee

                                By: /s/ STERLING C. CORREIA
                                    -------------------------------------------

                                    Name: Sterling C. Correia
                                    Title: Vice President